Exhibit 10.28.3

Execution Copy

SECURITY AGREEMENT

DATED AS OF

December 1, 2004

MADE BY AND BETWEEN

TRAILER BRIDGE, INC.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

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Section 7.16	Resignation or Removal of Trustee	18

SCHEDULES:
1.01	Excluded MARAD Collateral
2.01(a)	Containers
2.01(b)	Vehicle Transport Modules®
2.01(c)	Chassis
3.03	Filings and Other Actions Required to Perfect Securing Interests
3.04	Location of Jurisdiction of Organization and Chief Executive Office
8.02	Notice Address of Company

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This SECURITY AGREEMENT dated as of December 1, 2004 is entered into by and between Trailer Bridge, Inc., a Delaware corporation, (“Company”), and Wells Fargo Bank, National Association, as trustee under the Indenture (“Trustee”).

RECITALS

A. The Company intends to issue US$85,000,000 in principal amount of its senior secured notes due 2011 pursuant to the Indenture dated as of December 1, 2004 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Company and the Trustee.

B. The Indenture requires the Company to secure payment of the Notes by Liens on, among other items of its property and assets, the Collateral (as herein defined).

C. The Indenture further requires that such Liens in the Collateral be granted pursuant to the Security Documents to the Trustee acting for the benefit of the holders of the Notes. This Agreement sets forth the terms on which the Trustee has undertaken to accept, hold and enforce such Liens and all related rights, interests and powers as agent for, and for the benefit exclusively of, the present and future holders of the Notes.

D. NOW, THEREFORE, in consideration of the premises and the mutual agreements herein the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein have the meanings given to them in the Indenture, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b) The following terms have the following meanings:

“Agreement” means this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Chassis” has the meaning assigned such term in Section 2.01(c).

“Collateral” has the meaning assigned such term in Section 2.01.

“Containers” has the meaning assigned such term in Section 2.01(a).

“Designated Equipment” means all of the Company’s now owned and hereafter acquired equipment, wherever located, including containers, chassis’, tractors, vehicle transportation modules, machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Designated Inventory” means all of the Company’s now owned or hereafter existing acquired goods, wherever located, which (a) are leased by the Company as lessor, (b) are held by the Company for sale or lease or to be furnished under a contract of service, (c) are furnished by the Company under a contract of service, or (d) consist of raw materials, work in progress, finished goods or materials used or consumed in a business, provided that the term “Designated Inventory” shall not include Designated Equipment.

“Escrow Agreement” means that certain Escrow Agreement dated as of even date herewith entered into by and among the Company, The Estate of Malcolm P. McLean, and Foley & Lardner LLP, as escrow agent and collateral agent.

“Excluded Accounts Receivable” means all present and future rights of the Company to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Designated Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered (including services arising from the Company’s operation or use of any Collateral but excluding amounts due from a third party in respect of the operation or use by a third party of any such Collateral pursuant to the lease, charter or other disposition of such Collateral), (c) for a secondary obligation relating to Excluded Accounts Receivable incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card with respect to the payment of amounts constituting Excluded Accounts Receivable.

“Excluded MARAD Collateral” means the collateral described in Schedule 1.01.

“Existing Collateral” has the meaning assigned to such term in Section 4.04.

“Indemnity Agreement” means that certain Indemnity Agreement dated as of even date herewith executed by and between The Estate of Malcolm P. McLean and the Company.

“Note Documents” means the Indenture, the Notes and the Security Documents.

“Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Company (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Note Documents, including, without limitation, the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the holders of the Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Note Documents, whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Trustee and the holders of the Notes that are required to be paid by the Company pursuant to the terms of any Note Documents).

“Obligor” has the meaning assigned to such term in Section 7.12.

“Obligor Collateral” has the meaning assigned to such term in Section 7.12.

“Obligor Equity Interests” has the meaning assigned to such term in Section 7.12.

“Obligor Equity Owner” has the meaning assigned to such term in Section 7.12.

“Obligor Security Documents” has the meaning assigned to such term in Section 7.12.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the UCC.

“Qualified Securities Intermediary” means a bank or trust company (a) that is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), and (b) that is acting in the capacity of a securities intermediary (as such term is defined in Section 8-102 of the UCC).

“Security Documents” means this Agreement, the Real Estate Mortgages, and the First Preferred Fleet Mortgage, and any and all other agreements, instruments or certificates now or hereafter executed and delivered by Company or any other Person in connection with, or as security for the payment or performance of the Notes.

“Substitution” has the meaning assigned to such term in Section 4.04.

“Substitution Collateral” has the meaning assigned to such term in Section 4.04.

“Substitution Date” has the meaning assigned to such term in Section 4.04.

“Substitution Notice” has the meaning assigned to such term in Section 4.04.

“Taxes” means (a) all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto, and (b) means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Note Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Note Document

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Trustee’s and the holders of the Notes’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

“Valuation” has the meaning assigned to such term in Section 4.04.

“VTMs” has the meaning assigned such term in Section 2.01(b).

Section 1.02 Rules of Interpretation. Section 1.04 of the Indenture are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

Grant of Security Interest

Section 2.01 Grant of Security Interest. The Company hereby pledges, assigns and transfers to the Trustee, and hereby grants to the Trustee, for the ratable benefit of the holders of the Notes, a security interest in all of the following Property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) those certain containers (together with and including any replacements or substitutions of the foregoing containers as provided for in the Indenture and this Agreement), which will have been acquired by the Company as of the Issue Date and which are identified by asset number on Schedule 2.01(a) attached hereto, and all proceeds and products of the foregoing containers, other than the Excluded Accounts Receivable (such containers, together with such proceeds, herein referred to collectively as the “Containers”);

(b) those certain vehicle transport modules® (together with and including any replacements or substitutions of the foregoing vehicle transport modules® as provided for in the Indenture and this Agreement), which will have been acquired by the Company as of the Issue Date and which are identified by asset number on Schedule 2.01(b) attached hereto, and all proceeds and products of the foregoing vehicle transport modules®, other than the Excluded Accounts Receivable (such vehicle transport modules®, together with such proceeds, herein referred to collectively as the “VTMs”);

(c) those certain chassis (together with and including any replacements or substitutions of the foregoing chassis as provided for in the Indenture and this Agreement), owned by the Company as of the Issue Date and which are identified by asset number and vehicle identification number on Schedule 2.01(c) attached hereto, and all proceeds and products of the foregoing chassis, other than the Excluded Accounts Receivable (such chassis, together with such proceeds, herein referred to collectively as the “Chassis”);

(d) each Asset Sale Proceeds Account and all deposits therein and interest thereon and investments thereof, and all property of every type and description in which any proceeds of any Collateral Disposition or other disposition of Collateral are invested or upon which the Trustee is at any time granted, or required to be granted, a Lien to secure the Note Obligations as set forth in Section 4.10 of the Indenture and all proceeds and products of the Collateral described in this clause (d), other than the Excluded Accounts Receivable;

(e) all of the Company’s contract rights and general intangibles arising under and relating to the Indemnity Agreement and the Escrow Agreement and any supporting obligation (as such term is defined Section 9-102 of the UCC) with respect thereto; and

(f) whatever is received (whether voluntary or involuntary, whether cash or non cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and/or inventory) upon the lease, sale, charter, exchange, transfer, or other disposition of any of the Collateral described in clauses (a) through (e) above;

provided, that property of the Company or any Subsidiary (whether personalty, realty, tangible, intangible, or mixed) shall not constitute Collateral under this Security Agreement unless it is specifically included in the description of the Collateral set forth in clauses (a) through (f) of this Article II. Notwithstanding any provisions of this Security Agreement or any other agreement involving the Company and the Trustee, Collateral as used herein shall not include the Excluded MARAD Collateral. Notwithstanding anything to the contrary contained herein, the term “Collateral” shall not include the Excluded Accounts Receivable.

ARTICLE III

Representations and Warranties

To induce the Trustee and the holders of the Notes to enter into the Indenture and to induce the holders of the Notes to make their respective extensions of credit to the Company thereunder, the Company hereby represents and warrants to the Trustee and each holder of the Notes that:

Section 3.01 Title; No Other Liens. Except for the security interest granted to the Trustee for the ratable benefit of the holders of the Notes pursuant to this Agreement and for Permitted Collateral Liens, the Company is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens (other than Permitted Collateral Liens) and has all requisite power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien (other than Permitted Collateral Liens). Other than financing statements and public notices that are to be released in connection with the closing on the Issue Date, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office and, other than Liens to be released in connection with the closing on the Issue Date, no notation of a Lien has been made on any certificate of title in respect of any Collateral, except such as have been filed in favor of the Trustee or such notations as have been made in favor of the Trustee, for the ratable benefit of the holder of the Notes, pursuant to this Agreement or the Security Documents.

Section 3.02 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3.03 constitute valid perfected security interests in all of the Collateral in favor of the Trustee, for the ratable benefit of the holder of the Notes, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company and (b) are prior to all other Liens (other than Permitted Collateral Liens) on the Collateral in existence on the date hereof.

Section 3.03 Company Information. On the date hereof, the correct legal name of the Company, all names and trade names that the Company has used in the last five years, the Company’s jurisdiction of organization and each jurisdiction of organization of the Company over the last five years, organizational number, taxpayor identification number, and the location(s) of the Company’s chief executive office or sole place of business over the last five years are specified on Schedule 3.04.

Section 3.04 Solvency. The Company (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement or any other Note Document, (b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitute unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.

ARTICLE IV

Covenants

The Company covenants and agrees with the Trustee, for the benefit of the holders of the Notes, that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash:

Section 4.01 Covenants in Indenture. The Company shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by such action or the failure to take such action.

Section 4.02 Maintenance of Perfected Security Interest; Further Documentation. The Company agrees that:

(a) it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.02 and shall defend such security interest against the claims and demands of all Persons whomsoever;

(b) it will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail; and

(c) it will take all steps necessary (including the filing of any required Uniform Commercial Code continuation statements) from time to time in order to maintain the Trustee’s first priority (subject to Permitted Collateral Liens) security interest in the Collateral; and

(d) at any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Trustee may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

Section 4.03 Changes in Locations, Name, Etc. The Company recognizes that financing statements pertaining to the Collateral have been or may be filed where the Company maintains any Collateral or is organized. Without limitation of any other covenant herein, the Company will not cause or permit any change in (a) its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its Properties, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or in the jurisdiction in which it is incorporated or formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, the Company shall have first (i) notified the Trustee of such change at least thirty (30) days prior to the effective date of such change, and (ii) taken all action reasonably requested by the Trustee for the purpose of maintaining the perfection and priority of the Trustee’s security interests under this Agreement. In any notice furnished pursuant to this Section 4.03, the Company will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection and maintaining the priority of the Trustee’s security interest in the Collateral. At the request of the Trustee, on or prior to the occurrence of such event, the Company will provide to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that such event will not impair the validity of the security interests hereunder, the perfection and priority thereof, the enforceability of the Note Documents, and such other matters as may be reasonably requested by the Trustee.

Section 4.04 Substitution of Collateral. Unless an Event of Default has occurred and is continuing, the Company shall have the option (exercisable by giving the Trustee written notice, herein referred to as a “Substitution Notice,” of the Company’s election to exercise such option not less than ten (10) calendar days prior to the date of substitution pursuant to such option) to substitute (herein referred to as a “Substitution”) one or more containers, vehicle transport modules® and/or chassis (collectively, the “Substitution Collateral”) for Containers, VTMs and/or Chassis (collectively, the “Existing Collateral”) that constitute Collateral hereunder, with such substitution to become effective on the date specified in such Substitution Notice (the “Substitution Date”). The Substitution Notice shall (i) describe the proposed Substitution; (ii) specify the fair market value of both the Existing Collateral and the Substitution Collateral within sixty (60) days of such Substitution Notice (the “Valuation Date”); (iii) state that the fair market value of the Substitution Collateral is equal to or greater than the Existing Collateral; and (iv) state that the Substitution will not interfere with the Trustee’s ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral. Contemporaneously with the delivery of the Substitution Notice, the Company shall deliver to the Trustee (a) an Officer’s Certificate stating that (i) the Substitution (A) does not include any assets other than the Substitution Collateral, and (B) complies with the terms and conditions of the Indenture and this Agreement, including, without limitation, the provisions of this Section 4.04; (ii) there is no Default in existence or continuing on the date thereof, the Valuation Date, or the Substitution Date; (iii) the Substitution will not result in a Default or an Event of Default; (iv) all conditions precedent in the Indenture and this Agreement relating to the Substitution have been complied with; (b) all documentation required by the TIA (including, without limitation, Section 314(d) of the TIA) prior to the proposed Substitution; and (c) all documentation (including, without limitation, any necessary or appropriate Uniform Commercial Code financing statements or amendments thereto, together with a supplement to this Agreement in form and substance satisfactory to the Trustee providing that, as of the Substitution Date, the Substitution Collateral shall become Collateral under this Agreement) necessary or reasonably requested by the Trustee to grant to the Trustee a perfected first priority security interest in and Lien (subject only to Permitted Collateral Liens) on the Substitution Collateral. Upon the Company’s compliance with the foregoing provisions, effective as of the Substitution Date, at the expense (including payment of attorneys’ fees for the Trustee) of the Company (x) the Company shall execute such releases and other documents as the Company may reasonably request to release the Trustee’s Liens on the Existing Collateral, and (y) the Trustee shall take the steps necessary or appropriate to perfect the Trustee’s security interest in the Substitution Collateral. Notwithstanding the foregoing, no substitution of Collateral shall be permitted under this Section if the fair market value of all Substitution Collateral for all such substitutions occurring since the Issue Date exceeds $8,500,000.

Section 4.05 Indemnification Agreement; Escrow Agreement. Unless the prior consent of the Trustee is obtained in writing, the Company will not (a) agree to any amendment, modification, wavier or termination with respect to the provisions of the Indemnification Agreement or the Escrow Agreement, or (b) consent to any release of the Escrow Fund (as such term is defined in the Escrow Agreement) pursuant to the provisions of Section 6(d) of the Escrow Agreement. The Company will give the Trustee prompt notice of the existence of any claim for indemnification pursuant to the provisions of Section 3 of the Indemnification Agreement.

ARTICLE V

Remedial Provisions

Section 5.01 Code and Other Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Trustee, on behalf of the holders of the Notes, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Note Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee and any holder of the Notes shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, the Company further agrees, at the Trustee’s request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company’s premises or elsewhere. Any such sale or transfer by the Trustee either to itself or to any other Person shall be absolutely free from any claim of right by the Company, including any equity or right of redemption, stay or appraisal which the Company has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and the Company hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Trustee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.01 in accordance with the provisions of Section 6.10 of the Indenture. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by it of any rights hereunder. The Trustee shall given written notice to the Company of any proposed sale or other disposition of Collateral at least 10 days before such sale or other disposition, which notice shall be deemed reasonable and proper under any applicable law.

(b) In the event that the Trustee elects not to sell the Collateral, the Trustee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c) The Trustee may appoint any Person as agent to perform any act or acts necessary or incident to appropriate or realize upon any Collateral or to any sale or transfer of the Collateral.

Section 5.02 Waiver; Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee to collect such deficiency.

Section 5.03 Non-Judicial Enforcement. The Trustee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Company expressly waives any and all legal rights which might otherwise require the Trustee to enforce its rights by judicial process.

ARTICLE VI

The Trustee

Section 6.01 Trustee’s Appointment as Attorney-in-Fact, Etc.

(a) The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company, as appropriate, or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, to do any or all of the following:

(i) unless being disputed under Section 4.05 of the Indenture, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(ii) execute, in connection with any sale provided for in Section 5.01, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee (for the benefit of the holders of the Notes) or as the Trustee shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Company, as appropriate, or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against the Company with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Trustee may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee’s option and the Company’s expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee’s and the holders of the Notes security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

Anything in this Section 6.01(a) to the contrary notwithstanding, (x) the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing, and (y) the parties agree that the grant of the power of attorney set forth in this Section 6.01(a) shall not be deemed to create an obligation on the part of the Trustee to take any one or more of the actions described herein.

(b) If the Company fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section 6.01 shall be payable by the Company to the Trustee on demand.

(d) The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.02 Duty of Trustee. The Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar Property for its own account and the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Trustee, any holder of the Notes nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee hereunder are solely to protect the Trustee’s and the holders of the Notes interests in the Collateral and shall not impose any duty upon the Trustee or any holder of the Notes to exercise any such powers. The Trustee shall be accountable only for amounts that its actually receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Trustee shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against the Company or any other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Company, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Trustee or any holders of the Notes to proceed against the Company or any other Person, exhaust any Collateral or enforce any other remedy which the Trustee or any holders of the Notes now has or may hereafter have against the Company and any other Person.

Section 6.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, the Company authorizes the Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.04 Authority of Trustee. The Company acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or in connection with the Note Obligations shall, as between the Trustee and the holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as agent for the holders of the Notes with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.05 Limitation on Duty of Trustee in Respect of Collateral. Notwithstanding anything to the contrary set forth in this Agreement or in any other Note Document, the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee by the Trustee in good faith.

Notwithstanding anything to the contrary set forth in this Agreement or in any other Note Document, the Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral, or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Note Document by the Company or any other party to such documents.

Section 6.06 Incorporation by Reference; Indemnity and Expenses.

(a) The rights, privileges, protections and benefits given to the Trustee under the Indenture are extended to, and shall be enforceable by, the Trustee in connection with the execution, delivery and administration of the Agreement and any action taken by or omitted to be taken by the Trustee in connection with its appointment and performance under this Agreement.

(b) In addition to the rights afforded the Trustee under paragraph (a) of this section 6.06, the Company agrees to indemnify and hold harmless the Trustee and its officers, employees and agents from and against any and all claims, losses, liabilities and expenses arising our of or resulting from this Agreement (including enforcement of this Agreement), except for any such claims, losses, liabilities or expenses resulting from the Trustee’s gross negligence or willful misconduct.

(c) Without limiting the rights afforded to the Trustee and its officers, employees and agents pursuant to paragraph (b) of this Section 6.06 or otherwise, the Company will, upon demand, pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Trustee may incur in connection with (i) the execution and administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder, and (iv) the failure of the Company to perform or observe any of the provisions hereof.

ARTICLE VII

Miscellaneous

Section 7.01 Waiver. No failure on the part of the Trustee or any holder of the Notes to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Note Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 7.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.02 of the Indenture; provided that any such notice, request or demand to or upon the Company shall be addressed to the Company at its notice address set forth on Schedule 8.02.

Section 7.03 Payment of Expenses, Indemnities, Etc.

(a) The Company agrees to pay or reimburse each holder of the Notes and the Trustee for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Trustee or any holder of the Notes, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Note Document or otherwise enforcing or preserving any rights under this Agreement and the other Note Documents to which the Company.

(b) The Company agrees to pay, and to indemnify and save the Trustee and the holders of the Notes harmless from, any and all claims, liabilities and expenses with respect to, or resulting from any delay in paying, any and all Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Section 7.04 Amendments in Writing.

(a) No amendment, modification, or waiver of any provision of this Agreement, and no consent with respect to any departure of the Company, any Obligor or any Obligor Equity Owner therefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article IX of the Indenture.

(b) Except for amendments, supplements and modifications expressly contemplated in Sections 4.04, 7.12 and 7.13 hereof, no amendments, supplements or modifications to Article II of this Agreement and to the definition of the term “Excluded MARAD Collateral” may be entered into without the prior written consent of MARAD, provided that any such amendments, supplements, or modifications to Article II of this Agreement entered into under the provisions of Sections 4.04, 7.12 or 7.13 hereof (a) shall in no event include as Collateral hereunder any Excluded MARAD Collateral, and (b) shall not otherwise adversely affect the rights of MARAD. In addition, no amendments, supplements, or modifications to any other provision of this Agreement shall adversely affect the rights of MARAD. The limitations imposed in Article II on the definition of Collateral and the rights created in favor of MARAD in this Section 7.04(b) are intended to benefit MARAD and may be enforced by MARAD.

Section 7.05 Successors and Assigns. The provisions of this Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Trustee and the holders of the Notes and their respective successors and assigns; provided that except as set forth in Article V of the Indenture, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee and the holders of the Notes, and any such purported assignment, transfer or delegation shall be null and void.

Section 7.06 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document to which it is a party shall be considered to have been relied upon by the Trustee and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Trustee may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under the Indenture is outstanding and unpaid. The provisions of Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes, or the termination of this Agreement or any other Note Document or any provision hereof or thereof.

(b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the

Trustee’s and the holders of the Notes’ Liens, security interests, rights, powers and remedies under this Agreement and each other Note Document shall continue in full force and effect. In such event, this Agreement and each other Note Document shall be automatically reinstated and the Company shall take such action as may be reasonably requested by the Trustee to effect such reinstatement.

Section 7.07 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement and the other Note Documents and any separate letter agreements with respect to fees payable to the Trustee constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Note Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) This Agreement shall become effective when it shall have been executed by the Trustee and when the Trustee shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the holders of the Notes and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.08 Severability. Any provision of this Agreement or any other Note Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.09 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.11 Acknowledgments. The Company hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b) neither the Trustee nor any holder of Notes has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company, on the one hand, and the Trustee and holders of the Notes, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the holders of the Notes or among the Company and the holders of the Notes.

Section 7.12 Restricted Subsidiaries. As of the date hereof, the Company has no Restricted Subsidiaries. In the event that, after the date hereof, (a) the Company has, forms or acquires one or more Restricted Subsidiaries or one or more Restricted Subsidiaries otherwise exists, and (b) any such Restricted Subsidiary then or thereafter owns or acquires title to or an interest in any item of Collateral (as such term is defined in the Indenture, herein referred to as the “Obligor Collateral”), then (i) each such Restricted Subsidiary (herein referred to as an “Obligor”) and the Person or Persons (such Person or Persons, whether one or more, herein referred to collectively as the “Obligor Equity Owner”) owning all of the equity interests of the Obligor (the “Obligor Equity Interests”) (A) shall execute and deliver to the Trustee (1) one or more additional security agreements, ship mortgages, fleet mortgages, assignments of insurance, assignments of earnings, real property mortgages, or other security documents, or one or more amendments to the Security Documents in existence on the Issue Date (the foregoing herein referred to collectively as the “Obligor Security Documents”), which shall, in each case, be in form and substance satisfactory to the Trustee, pursuant to which such Obligor and such Obligor Equity Owner grant first priority security interests and/or Liens to the Trustee in, respectively, such Obligor Collateral and such Obligor Equity Interests; and (2) documents necessary and appropriate to perfect the Trustee’s first priority Liens and security interests in such Obligor Collateral and such Obligor Equity Interests, including, without limitation, any necessary or appropriate Uniform Commercial Code financing statements or amendments thereto; (ii) the Obligor and the Obligor Equity Owner shall deliver or cause to be delivered to the Trustee an Opinion of Counsel acceptable in form and substance to the Trustee and stating that (A) the Obligor Security Documents constitute valid, binding and enforceable obligations of such Obligor and such Obligor Equity Owner; (B) upon the taking of steps therein described (including, without limitation, the filing of any necessary or appropriate Uniform Commercial Code financing statements or amendments thereto), the Trustee will have a valid Lien or duly perfected security interest (as the case may be) in the Obligor Collateral and the Obligor Equity Interests; and (C) the Trustee’s security interest in any Obligor Equity Interests constituting investment property (as such term is defined in Section 9-102 of the UCC) will, upon the taking of the steps therein described, be perfected by control within the meaning of Section 9-106 of the UCC. The Company, the Obligor and the Obligor Equity Interest Owner shall then promptly take the actions described in the immediately preceding clauses (ii)(B) and (ii)(C).

Section 7.13 Asset Sale Proceeds Account. In the event that the provisions of Section 4.10 of the Indenture require the establishment of one or more Asset Sale Proceeds Accounts, then the Trustee shall, at the expense of the Company, promptly establish such Assets Proceeds Sale Account as follows: such Asset Sale Proceeds Account shall be a securities account (as such term is defined in 8-501 of the UCC), shall be established with a Qualified Securities

Intermediary, and the Trustee shall be the entitlement holder (as such term is defined in Section 8-102 of the UCC) with respect to the financial assets (as such term is defined in Section 8-102 of the UCC) credited to such Asset Sale Proceeds Account. In addition, upon the establishment of such Asset Sale Proceeds Account, (a) the Company and (if applicable) each relevant Obligor and Obligor Equity Owner shall execute and deliver to the Trustee (i) an amendment to this Agreement in form and substance satisfactory to the Trustee pursuant to which the Company and (if applicable) any relevant Obligor and Obligor Equity Owner grant first priority security interests to the Trustee in the Asset Sale Proceeds Account and all proceeds and products thereof; and (ii) documents necessary and appropriate to perfect the Trustee’s first priority security interest in the Assets Sales Proceeds Account and all proceeds and products thereof; (b) the Company shall deliver or cause to be delivered to the Trustee an Opinion of Counsel acceptable in form and substance to the Trustee and stating that (i) such amendment to this Agreement constitutes a valid, binding and enforceable obligation of the Company, and, if applicable, any relevant Obligor or Obligor Equity Owner; and (ii) upon the action of the Qualified Securities Intermediary in identifying the Trustee as the entitlement holder (as such term is defined in Section 8-102 of the UCC) with respect to all of the financial assets (as such term is defined in Section 8-102 of the UCC) credited to such Asset Sale Proceeds Account, the security interests of the Trustee in such Asset Sale Proceeds Account will be perfected through control (as such term is defined in Section 8-106 of the UCC). Prior to the occurrence of an Event of Default, the Company shall have the right to direct the Trustee to invest amounts credited to the Asset Sale Proceeds Account in Temporary Cash Investments as selected by the Company, provided that if the Company gives no such instructions or if an Event of Default occurs and is continuing, the Trustee shall invest such amounts in direct obligations of, or obligations guaranteed by, the United States of America having maturities of six months or less. In any event, all such investments shall be treated as financial assets (as such term is defined in Section 8-102 of the UCC) which shall be credited to such Asset Sale Proceeds Account.

In the event that, pursuant to the provisions of Section 4.10 of the Indenture, the Company desires or is required to apply amounts on deposit in any Asset Sale Proceeds Account as set forth in such Section 4.10, then the Company shall deliver to the Trustee (a) an Officer’s Certificate (i) stating that such the application of such amounts complies with the terms and conditions of the Indenture (including, without limitation, Section 4.10 of the Indenture) and this Agreement, (including, without limitation, the provisions of this Section 7.13); and (ii) specifically describing the purposes for which such amounts will be used; and (b) in the event that such amounts are used to acquire assets that are to become Obligor Collateral hereunder, all documentation (including, without limitation, any necessary or appropriate Uniform Commercial Code financing statements or amendments thereto) necessary or reasonably requested by the Trustee to grant to the Trustee a perfected first priority security interest in and Lien (subject only to Permitted Collateral Liens) on the such additional assets. Upon the Company’s compliance with the foregoing provisions, at the expense of the Company (x) the Trustee shall direct that such amounts on deposit in such Asset Sale Proceeds Account be applied as requested by the relevant Company, and (y) the Company shall take the steps necessary or appropriate to perfect the Trustee’s security interest in and Lien on such additional assets (if any).

Section 7.14 Releases, etc..

(a) Release. The Trustee shall release the Collateral only in compliance with the provisions of Section 10.03 of the Indenture and the relevant provisions of this Agreement.

(b) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Trustee or the holders of the Notes hereunder shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Trustee and the holders of the Notes shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in the Indenture.

Section 7.15 Acceptance. The Company hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Trustee and the holders of the Notes being conclusively presumed by their request for this Agreement and delivery of the same to the Trustee.

Section 7.16 Resignation or Removal of Trustee. If the Trustee resigns or is removed in accordance with the terms of the Indenture, such retiring Trustee shall cease to be a party to this Agreement and all obligations imposed upon such retiring Trustee pursuant to this Agreement shall be terminated as to such retiring Trustee and deemed to be imposed upon the successor Trustee appointed pursuant to the terms of the Indenture.

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

COMPANY:	TRAILER BRIDGE, INC.

By:
Name:
Title:

Signature Page –Security Agreement

Acknowledged and Agreed to as of the date hereof by:

TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page –Security Agreement

Schedule 1.01

Excluded MARAD Collateral

Excluded MARAD Collateral shall mean the following property of Trailer Bridge, Inc. (the “Company”) whether now owned or hereafter acquired:

1. The Vessel Construction Contracts (as such term is hereinafter defined); said right, title and interest in and to the Vessel Construction Contracts, and the other contracts conveyed to the Mortgagee (as such term is hereinafter defined) and described in this paragraph 1 are hereinafter referred to collectively as the “Rights Under the Construction and Related Contracts.” As used herein, (i) the term “Vessel Construction Contracts” means, collectively, (A) the Vessel Construction Contract for Two Vessels dated as of December 30, 1996 among Halter Marine, Inc. (the “Shipyard”), Halter Marine Group, Inc., and Coastal Ship, Inc., as assigned to the Company and as amended (the “Two Vessel Construction Contract”), together with all other contracts, whether now in existence or hereafter entered into, relating to the Construction or equipping of the Vessels CHARLOTTE BRIDGE and CHICAGO BRIDGE; and (B) The Vessel Construction Contract for Three Vessels dated as of December 30, 1996 among the Shipyard, Halter Marine Group, Inc., and Coastal Ship, Inc., as assigned to the Company and as amended (the “Three Vessel Construction Contract”), together with all other contracts, whether now in existence or hereafter entered into, relating to the Construction or equipping of the Vessels ATLANTA BRIDGE, MEMPHIS BRIDGE and BROOKLYN BRIDGE. As used herein, the term “Mortgagee” means the Secretary of Transportation under Title XI of the Act, including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator and other officials of the Maritime Administration (“MARAD”).

2. The Company’s right to receive all moneys which from time to time may become due to the Company in respect to the construction of each MARAD Vessel (as such term is hereinafter defined) regardless of the legal theory by which moneys are recovered. Said right, title and interest in and to the moneys, cash, bonds, claims, and securities described in this Paragraph 2 are herein referred to collectively as the “Moneys due in Respect of the Construction of the MARAD Vessels.” Pursuant to the terms of the MARAD Security Agreements (as such term is hereinafter defined), the Moneys Due in Respect of the Construction of the MARAD Vessels will be paid directly to the depository named therein for application in accordance with the MARAD Security Agreements. As used herein, (a) the term “MARAD Security Agreements” means, collectively, (i) that certain Security Agreement, dated June 23, 1997, between Trailer Bridge, Inc., as Shipowner, and The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; and (ii) that certain Security Agreement, dated December 4, 1997, between Trailer Bridge, Inc., as Shipowner, and The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; and (b) the term “MARAD Vessels” means, collectively, the Vessels listed on Exhibit A to this Schedule 1.01.

Schedule 1.01 - 1

3. All goods, materials, parts, spare parts, products, machinery and other personal property, whether equipment, inventory or otherwise, pertaining to, relating to or intended to be used or installed on or affixed to the MARAD Vessels, whether aboard or ashore, located at the Shipyard’s premises or in transit, whether now owned or hereafter acquired, and whether or not covered by the MARAD Mortgages (as such term is hereinafter defined), and any charter hire relating to the MARAD Vessels. As used herein, the term “MARAD Mortgages” means, collectively, (a) that certain First Preferred Fleet Mortgage, dated January 13, 1998, between Trailer Bridge, Inc., as Shipowner and Mortgagor, and The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, as Mortgagee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; and (b) that certain First Preferred Fleet Mortgage, dated August 4, 1998, between Trailer Bridge, Inc., as Shipowner and Mortgagor, and The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, as Mortgagee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

4. The Title XI Reserve Fund (as defined in the Title XI Reserve Fund and Financial Agreement, Contracts No. MA-13309, originally dated as of June 23, 1997 as amended and restated as of December 4, 1997, executed by the Company and the Mortgagee, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof) and all moneys, instruments, negotiable documents, chattel paper and proceeds thereof at any time on deposit in the Title XI Reserve Fund.

5. All moneys, instruments, negotiable documents, chattel paper and proceeds thereof held by the Depository (as such term is defined in the Depository Agreement, Contract No. MA-13978, dated as of December 1, 2004, among the Company and the Mortgagee, as originally executed or as modified or supplemented in accordance with the applicable provisions thereof, the “Depository Agreement”) under the Depository Agreement.

6. Proceeds of all cover notes, binders, policies of insurance and certificates of entry in a protection and indemnity association, club or syndicate with respect to the MARAD Vessels, (including all endorsements and riders thereto) (the “Policies of Insurance”), relating to the MARAD Vessels and, whether or not insured, any general average claims or loss of hire claims Company may have with respect to the MARAD Vessels.

7. The MARAD Vessels, together with all of their respective boilers, engines, machinery, masts, spares, rigging, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, apparel, furniture, fittings and equipment, spare parts and all other appurtenances to said MARAD Vessel or MARAD Vessels appertaining or belonging, whether now owned or hereafter acquired, whether on board or not and all additions, improvements, renewals and replacements hereafter made in or to said MARAD Vessel or MARAD Vessels or said appurtenances; provided, that, in no event shall the Excluded MARAD Collateral include any inventory, accounts, accounts receivable (other than those accounts receivable arising from charter hire of the MARAD Vessels, as referred to in the Special Provisions of each MARAD Security Agreement), shipping containers, vehicle transport modules®, general intangibles relating to any of the foregoing, and any proceeds thereof.

8. All proceeds of the above collateral described in paragraphs 1 through 7.

Schedule 1.01 - 2

Exhibit A

Schedule 1.01

MARAD Vessels

Vessel	Official No.
ATLANTA BRIDGE	1067457

BROOKLYN BRIDGE	1067459

CHARLOTTE BRIDGE	1059125

CHICAGO BRIDGE	1059124

MEMPHIS BRIDGE	1067458

Schedule 1.01 - 4

Schedule 2.01(a)

Containers

Schedule 2.01(a) - 1

Schedule 2.01(b)

VTMs

Schedule 2.01(b) - 1

Schedule 2.01(c)

Chassis

Schedule 2.01(c) - 1

Schedule 3.03

Filings and Other Actions Required to Perfect Security Interests

1. Filing of UCC-1 Financing Statement with respect to the Collateral with the Secretary of State of the State of Delaware, with the Secretary of State of the State of Florida, and in the UCC Registry of the Puerto Rico State Department.

2. As to any Collateral with respect to which a certificate of title has been issued (such Collateral herein referred to as the “Titled Collateral”), the security interest of the Trustee (for the benefit of the holders of the Notes) in such Titled Collateral will be perfected upon delivery to the Division of Motor Vehicles of the Tennessee Department of Safety or the County Clerk of the county in Tennessee in which the Vehicles are to be registered of: (a) the existing certificate of title for each item of Titled Collateral; (b) a copy of this Agreement, as executed by all parties thereto; (c) a duly completed and executed Application for Noting of Lien on Certificate of Title with respect to each item of Titled Collateral; and (d) the payment of the required filing fees.

Schedule 3.03 - 1

Schedule 3.04

Location of Jurisdiction of Organization and Chief Executive Office

Legal name of the Company: Trailer Bridge, Inc.

Address:	10405 New Berlin Road East
Jacksonville, Florida 32226

All names and trade names that the Company has used in the last five years:

Trailer Bridge, Inc.; Trailer Bridge®; Triplestack Box Carriers®; and VTM®

Jurisdiction of organization: Delaware

Organizational number: 2258781

Taxpayer identification number: 13-13617986

Location of chief executive office or sole place of business over the last five years:

10405 New Berlin Road East

Jacksonville, Florida 32226

Schedule 3.04 - 1

Schedule 8.02

Notice Address of the Company

The notice address of the Company is the address set forth in Section 12.02 of the Indenture.

Schedule 8.02 - 1